CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 22, 1999 on the October 31, 1999 financial statements of The FBR Family of Funds, included in the previously filed Form N-SAR dated December 29, 1999, and to all references to our Firm included in or made part of this Post-Effective Amendment No. 11 to the Registration Statement File No. 333-05675.



/s/ Arthur Andersen LLP

Vienna, VA
March 23, 2000